EXHIBIT 99.1













Crosstown Traders,
Inc. and Subsidiaries

Consolidated Financial Statements for the
Years Ended January 29, 2005 and
January 31, 2004 and Independent
Auditors' Report

                                                         Deloitte & Touche LLP
                                                         Suite 1200
                                                         2901 N. Central Avenue
                                                         Phoenix, AZ 85012-2799
                                                         USA

                                                         Tel: +1 602 234 5100
                                                         Fax: +1 602 234 5186
                                                         www.deloitte.com




INDEPENDENT AUDITORS' REPORT


Board of Directors
Crosstown Traders, Inc.
Tucson, Arizona

We have audited the accompanying consolidated balance sheets of Crosstown Traders, Inc. and subsidiaries (the "Company") as of January 29, 2005 and January 31, 2004, and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Crosstown Traders, Inc. and subsidiaries as of January 29, 2005 and January 31, 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/S/DELOITTE & TOUCHE LLP

April 29, 2005

CROSSTOWN TRADERS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
JANUARY 29, 2005 AND JANUARY 31, 2004
(In thousands)


ASSETS                                                          2005       2004
CURRENT ASSETS:
  Cash and cash equivalents ..............................   $  2,191   $  2,327
  Accounts receivable-net ................................     91,975     95,416
  Inventories-net ........................................     80,195     78,169
  Deferred advertising ...................................     12,886     14,927
  Supplies and prepaid expenses ..........................      2,835      2,828
  Deferred income taxes ..................................                    98
                                                             --------   --------
           Total current assets ..........................    190,082    193,765

PROPERTY AND EQUIPMENT-Net ...............................      4,600      3,427

DEFERRED INCOME TAXES ....................................      1,520      2,919

DEFERRED FINANCING COSTS--Net of accumulated amortization
  of $1,225 (2005) and $681 (2004) .......................        641      1,185

OTHER ASSETS .............................................      3,116      2,955

GOODWILL .................................................      4,149
                                                             --------   --------
TOTAL ....................................................   $204,108   $204,251
                                                             ========   ========

                                                                     (Continued)

CROSSTOWN TRADERS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS JANUARY 29, 2005 AND JANUARY 31, 2004 (In thousands except share data)


LIABILITIES AND SHAREHOLDERS' EQUITY                            2005       2004
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities ...............   $ 39,979   $ 32,571
  Reserve for sales returns ..............................      6,047      4,772
  Income taxes payable ...................................      4,271      1,918
  Deferred income taxes ..................................        932
                                                             --------   --------
           Total current liabilities .....................     51,229     39,261

LONG-TERM DEBT ...........................................     78,025    102,422

OTHER LIABILITIES ........................................      2,151      1,830
                                                             --------   --------
           Total liabilities .............................    131,405    143,513
                                                             --------   --------
COMMITMENTS AND CONTINGENCIES (Note 14)

SHAREHOLDERS' EQUITY:
  Common stock, Class A, $.001 par value-
    1,027,500 shares authorized; 885,179 (2005) and
    874,602 (2004) shares issued and outstanding;
    liquidation value $43,015,000 (2005)
    and $40,469,000 (2004) ...............................          1          1
  Common stock, Class B, $.001 par value-1,050,000
    shares authorized; 22,500 shares issued and
    outstanding
  Additional paid-in capital .............................     33,436     32,976
  Retained earnings ......................................     39,266     27,761
                                                             --------   --------
           Total shareholders' equity ....................     72,703     60,738
                                                             --------   --------
TOTAL ....................................................   $204,108   $204,251
                                                             ========   ========

See notes to consolidated financial statements.                      (Concluded)

CROSSTOWN TRADERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED JANUARY 29, 2005 AND JANUARY 31, 2004
(In thousands)


                                                                2005       2004
REVENUES:
  Net sales ..............................................   $442,226   $421,962
  Other revenue ..........................................     16,701     12,691
                                                             --------   --------
           Total revenues ................................    458,927    434,653

COST OF GOODS SOLD .......................................    196,766    189,128
                                                             --------   --------
GROSS PROFIT .............................................    262,161    245,525
                                                             --------   --------
OPERATING EXPENSES:
  Advertising and promotional expenses ...................    123,072    118,280
  Selling, general and administrative expenses............    113,023    107,756
                                                             --------   --------
           Total operating expenses ......................    236,095    226,036
                                                             --------   --------
OPERATING INCOME .........................................     26,066     19,489

INTEREST EXPENSE .........................................      5,812      6,204
                                                             --------   --------
INCOME BEFORE PROVISION FOR INCOME TAXES .................     20,254     13,285

PROVISION FOR INCOME TAXES ...............................      8,749      4,765
                                                             --------   --------
NET INCOME ...............................................   $ 11,505   $  8,520
                                                             ========   ========

See notes to consolidated financial statements.

CROSSTOWN TRADERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED JANUARY 29, 2005 AND JANUARY 31, 2004
(In thousands)


                                        Class A           Class B        Additional                Total
                                      Common Stock      Common Stock      Paid-In    Retained   Shareholders'
                                    Shares   Amount   Shares   Amount     Capital    Earninqs     Equity
BALANCE-February 1, 2003..........    860     $ 1        22     $ -      $ 32,341    $ 19,241    $ 51,583

  Issuance of stock for cash......     15                                     635                     635

  Net income......................                                                      8,520       8,520
                                      ---     ---        --     ---      --------    --------    --------
BALANCE-January 31, 2004..........    875       1        22       -        32,976      27,761      60,738

  Issuance of stock for services..      5                                     235                     235

  Issuance of stock for cash......      6                                     250                     250

  Repurchase of stock upon
     employee termination.........     (1)                                    (25)                    (25)

  Net income......................                                                     11,505      11,505
                                      ---     ---        --     ---      --------    --------    --------
BALANCE-January 29, 2005..........    885     $ 1        22     $ -      $ 33,436    $ 39,266    $ 72,703
                                      ===     ===        ==     ===      ========    ========    ========

See notes to consolidated financial statements.

CROSSTOWN TRADERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JANUARY 29, 2005 AND JANUARY 31, 2004
(In thousands)


                                                              2005        2004
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income ............................................   $ 11,505    $  8,520
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Provision for deferred income taxes .................      2,429          87
    Depreciation and amortization expense ...............      1,821       1,109
    Provision for sales returns .........................        480        (484)
    Provision for bad debts .............................     15,304      18,188
    Stock issued for services ...........................        235
    Changes in assets and liabilities:
      Accounts receivable ...............................    (11,689)    (16,055)
      Other receivable ..................................                  2,834
      Inventories .......................................        432         769
      Deferred advertising ..............................      3,443        (938)
      Supplies and prepaid expenses and other assets ....        511        (286)
      Accounts payable and accrued liabilities ..........      2.018      (2,749)
      Income taxes payable ..............................      2,352       1,012
      Other liabilities .................................        321        (427)
                                                            --------    --------
           Net cash provided by operating activities ....     29,162      11,580
                                                            --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Repayment of  assumed Monterey Bay debt-net of cash
            acquired ....................................     (2,685)
  Purchases of property and equipment ...................     (2,358)     (2,350)
                                                            --------    --------
           Net cash used in investing activities ........     (5,043)     (2,350)
                                                            --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under credit agreement .....................     68,199      78,709
  Repayments under credit agreement .....................    (92,679)    (88,641)
  Borrowings under term loan ............................        203         186
  Repayments under term loan ............................       (203)       (238)
  Proceeds from issuance of common stock ................        250         635
  Repurchase of common stock ............................        (25)
                                                            --------    --------
           Net cash used in financing activities ........    (24,255)     (9,349)
                                                            --------    --------
DECREASE IN CASH AND CASH EQUIVALENTS ...................       (136)       (119)

CASH AND CASH EQUIVALENTS--Beginning of year .............      2,327       2,446
                                                            --------    --------
CASH AND CASH EQUIVALENTS--End of year ...................   $  2,191    $  2,327
                                                            ========    ========

See notes to consolidated financial statements.

cROSSTOWN TRADERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JANUARY 29, 2005 AND JANUARY 31, 2004


1. BASIS OF PRESENTATION AND ACQUISITION

     Basis of Presentation--Crosstown Traders, Inc. ("Crosstown") and its wholly owned subsidiaries, Arizona Mail Order Company, Inc. ("AMO") and Figi's Inc. ("Figi's") (collectively, the "Company"), are direct to consumer merchandisers. Figi's sells a variety of cheeses, meats, bakery, confectionery, candy, nuts, fruits, and other non-food gift items. AMO markets a broad line of women's apparel. Both AMO and Figi's market through various channels, primarily catalogs and the Internet. JP Morgan Partners formed Crosstown on October 16, 2002 as a Delaware corporation. Crosstown acquired AMO and Figi's on October 31, 2002.

     Acquisition-Effective February 6, 2004, the Company acquired certain assets of Monterey Bay Clothing Company, LLC ("Monterey Bay") in exchange for assumption of certain liabilities. The transaction expands the Company's product lines and was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations.

     These financial statements include the results of operations of Monterey Bay from February 6, 2004, the date of acquisition. A summary of the fair values assigned to assets acquired and liabilities assumed at February 6, 2004 is as follows (in thousands):

     Current assets acquired .........................   $4,804
     Intangible assets ...............................       88
     Goodwill ........................................    4,149
                                                         ------
     Total assets ....................................   $9,041
                                                         ======

     Liabilities assumed .............................   $8,240
     Accrual for severance, relocation and other costs      801
                                                         ------
     Total liabilities ...............................   $9,041
                                                         ======

     Liabilities assumed included Monterey Bay bank debt of $2,772,000, which the Company retired using its existing credit facilities.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Fiscal Year-The Company's fiscal year is the 52- or 53-week period ending on the Saturday closest to January 31st. The fiscal years ended January 29, 2005 and January 31, 2004 each consisted of 52 weeks.

     Principles of Consolidation-The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company and its consolidated subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     Use of Estimates-The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of management estimates. These estimates are subjective in nature and involve judgments that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at fiscal year-end and the reported amounts of revenues and expenses during the fiscal year. Actual results could differ from those estimates.

     Revenue Recognition-Revenue related to sales of merchandise is recognized when both title and risk of loss transfer to the customer. The Company provides for an estimate of merchandise returns at the time of sale for projected returns based upon historical experience. Amounts billed to customers for shipping and handling are reported in net sales.

     Finance charge and fee revenue from credit card receivables owned are recorded as finance revenue when earned and are included in other revenues.

     Vendor Allowances-The Company accounts for discounts received from its merchandise vendors as a reduction of the cost of the vendors' products.

     Shipping Costs-Shipping costs incurred related to the shipment of products to customers are included in cost of goods sold.

     Cash and Cash Equivalents-Cash equivalents represent short-term, highly liquid investments with original maturities of three months or less.

     Accounts Receivable-Accounts receivable at AMO consist primarily of credit card receivables and related finance charges generated in connection with the sale of the Company's merchandise. AMO offers unsecured credit to its customers under revolving accounts, which are accepted on customary credit terms. Receivables at Figi's consist of credit offered to its customers using interest-free credit terms over three months, with the first payment due generally 30 to 60 days after a stated holiday.

     The Company continually evaluates the collectibility of its accounts receivable based upon a combination of factors, including analysis of historical trends, aging of accounts receivable, write-off experience, past history of recoveries, and expectations of future performance.

     Inventories-Merchandise inventories are valued at lower of cost or market using the average cost retail inventory method at AMO, and at the lower of cost or market using the first-in, first-out method at Figi's.

     Deferred Advertising-Deferred advertising consists of promotional materials and costs related to the production and distribution of the Company's catalogs. These costs are deferred and expensed as the related catalog sales occur, generally within one to six months. The cost of nondirect-response advertising is expensed as incurred.

     Property and Equipment-Property, equipment and capitalized software acquired after the acquisition date are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are provided on a straight-line basis over estimated asset lives of 3 to 15 years.

     Impairment of Long-lived Assets-The Company periodically reviews the carrying values of long-lived assets, including goodwill, whenever events or circumstances indicate that a potential impairment has occurred. When a potential impairment has occurred, an impairment write-down is recorded if the carrying value of the long-lived asset exceeds its fair value. At January 29, 2005, there was no impairment of recorded long-lived assets.

     Goodwill and Other Intangible Assets-The Company has recognized goodwill and other intangible assets in connection with the acquisition of Monterey Bay. The Company accounts for goodwill and intangible assets in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are not amortized but are subject to impairment testing at least annually. Intangible assets with finite lives are stated at cost, net of accumulated amortization and are tested for impairment in accordance with SFAS No. 144. These assets are amortized on the straight-line method over the estimated useful lives or periods of expected benefit, but not in excess of 20 years.

     Income Taxes-The Company files a consolidated federal income tax return. Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Derivative Financial Instruments-The Company recognizes all derivative financial instruments as either assets or liabilities and measures such instruments at fair value.

     Fair Value of Financial Instruments-The carrying values of cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate fair value due to the short-term maturities of these assets and liabilities. Additionally, the carrying amount of accounts receivable reflects a reasonable estimate of losses from doubtful accounts. The carrying amount of long-term debt approximates fair value as a result of the variable interest rate paid on a majority of the Company's borrowings and the Company's belief that it could obtain similar rates on alternative financing arrangements.

     Reclassifications-Certain amounts have been reclassified in the prior year financial statements to conform to the current year presentation.

     Recent Accounting Pronouncements-Financial Accounting Standards Board ("FASB") Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities ("FIN 46R"), prescribes how to identify variable interest entities and how an enterprise assesses its interests in a variable interest entity to decide whether to consolidate that entity. FIN 46R requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. FIN 46R is effective for the Company for the fiscal year beginning January 30, 2005. The adoption of FIN 46R is not expected to have a material effect on the Company's consolidated financial statements.

     In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an Amendment of ARB No. 43, Chapter 4. SFAS No. 151 clarifies the accounting for amounts of idle facility expenses, freight, handling costs, and wasted material (spoilage). This statement is effective for the Company for the fiscal year beginning January 29, 2006. The adoption of SFAS No. 151 is not expected to have a material effect on the Company's consolidated financial statements.

     In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment ("SFAS No. 123R"), effective for the Company for the fiscal year beginning January 29, 2006. SFAS No. 123R requires that all stock-based compensation be treated as a cost that is reflected in the financial statements. The Company is currently reviewing the effect of this statement on the Company's consolidated financial statements. See Note 12 for information regarding the Company's stock-based compensation plan.

3. ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following at January 29, 2005 and January 31, 2004 (in thousands):

                                                2005         2004
     Due from customers .................   $  96,369    $ 106,147
     Less allowance for doubtful accounts     (10,664)     (14,739)
                                            ---------    ---------
     Total customer receivables .........      85,705       91,408
     Other receivables ..................       6,270        4,008
                                            ---------    ---------
     Total ..............................   $  91,975    $  95,416
                                            =========    =========

4. INVENTORIES

     Inventories consist of the following at January 29, 2005 and January 31, 2004 (in thousands):

                                                         2005        2004
     Raw materials and supplies ...................   $  8,584    $ 10,186
     Merchandise ..................................     79,093      74,474
                                                      --------    --------
     Inventories-at cost ..........................     87,677      84,660
     Less reserve for excess and obsolete inventory     (7,482)     (6,491)
                                                      --------    --------
     Inventories-net ..............................   $ 80,195    $ 78,169
                                                      ========    ========

5. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at January 29, 2005 and January 31, 2004 (in thousands):

                                                        2005       2004
     Computer software and hardware ...............   $ 5,318    $ 3,330
     Furniture and equipment ......................       849        507
     Leasehold improvements .......................       236        205
                                                      -------    -------
     Total property and equipment at cost .........     6,403      4,042
     Less accumulated depreciation and amortization    (1,803)      (615)
                                                      -------    -------
     Property and equipment-net ...................   $ 4,600    $ 3,427
                                                      =======    =======

     The carrying value of property and equipment does not include any value for assets owned by AMO and Figi's at October 31, 2002, as the carrying value of these assets was reduced to zero in connection with the acquisition of AMO and Figi's by Crosstown.

     Depreciation expense for the years ended January 29, 2005 and January 31, 2004 totaled $1,274,000 and $564,000, respectively.

6. GOODWILL

     At January 29, 2005, the Company had approximately $4,149,000 of recorded goodwill resulting from the acquisition of Monterey Bay. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, the Company's goodwill is not subject to amortization.

7. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities consists of the following at January 29, 2005 and January 31, 2004 (in thousands):

                                                  2005      2004
     Merchandise and expense accounts payable   $27,157   $20,268
     Taxes other than income taxes ..........     1,046       881
     Accrued wages and vacation .............     5,850     5,794
     Other ..................................     5,926     5,628
                                                -------   -------
     Total ..................................   $39,979   $32,571
                                                =======   =======

8. DEBT

     Long-term debt is as follows at January 29, 2005 and January 31, 2004 (in thousands):

                                                  2005       2004
     Asset-backed revolving credit agreement   $ 57,138   $ 81,617
     Term loan agreement ...................     20,000     20,000
     Other notes payable ...................        887        805
                                               --------   --------
     Total .................................   $ 78,025   $102,422
                                               ========   ========

     AMO and Figi's (the "Borrowers") have jointly entered into a $125,000,000 senior credit facility agreement (the "Credit Agreement") with a group of banks. The Credit Agreement provides a revolving borrowing facility and letter of credit support. Borrowings under the Credit Agreement bear interest at either the London InterBank Offering Rate ("LIBOR") plus an applicable margin or at Bank of America's prime rate plus an applicable margin or a combination thereof at the election of the Borrowers. Beginning October 31, 2003, the Credit Agreement provides for quarterly adjustment of the rates based upon Crosstown's consolidated fixed charge coverage ratio. During the year ended January 29, 2005, rates were adjusted each quarter. On January 11, 2005, the Credit Agreement was amended to extend the termination date to October 30, 2006 and to reduce the applicable margins that are applied to LIBOR and prime rates as well as the monthly rate that is applied to the unused portion of the revolving credit facility. At January 29, 2005, the Borrowers had $57,100,000 of availability under the Credit Agreement. Borrowings under this amendment bear interest at either the LIBOR plus 1.75% (4.14% at January 29, 2005) or at Bank of America's prime rate plus a margin of .25% (5.50% at January 29, 2005.) The unused line fee, as of January 29, 2005, was calculated at .25% of the amounts unused on the revolving borrowing facility. The weighted average borrowing rate for existing debt under the Credit Agreement was 5.09% for the year ended January 29, 2005 and 5.77% for the year ended January 31, 2004.

     Additionally, the Borrowers have jointly entered into a $20,000,000 second lien term loan agreement (the "Term Loan"), which matures in October 2007. The Term Loan bears interest at prime plus 6.75% (12% at January 29, 2005), which is payable monthly. In addition to the interest accruing on the principal balance, an additional amount of 1% of the outstanding balance of the Term Loan will accrue to the principal balance. The additional principal is paid each month. The loan requires an exit fee upon termination or voluntary prepayment of $200,000, and if such action occurs on or after the first anniversary of the closing date, which was October 30, 2002, an additional $16,666.67 per month will be due commencing with the month after the anniversary of the closing date. The weighted average borrowing rate for existing debt under the Term Loan, including the exit fee accrual, was 14.45% for the year ended January 29, 2005 and 12.42% for the year ended January 31, 2004.

     Substantially all of the assets and stock of AMO, Figi's, and certain of their subsidiaries are pledged as collateral for the Credit Agreement and Term Loan. Additionally, the Borrowers are contingently liable for all amounts borrowed by Crosstown or its affiliates under these facilities. At January 29, 2005 and January 31, 2004, total borrowings under these two credit agreements were approximately $77,138,000 and $101,617,000, respectively. Crosstown has guaranteed the borrowings under the Credit Agreement and Term Loan.

     The above agreements have restrictive covenants, including requirements for the Borrowers to maintain minimum fixed charge coverage ratios and borrowing availability levels. At January 29, 2005, the Borrowers were in compliance with such covenants.

     For the years ended January 29, 2005 and January 31, 2004, the Company paid cash for interest totaling approximately $5,203,000 and $5,636,000, respectively.

     Other notes payable totaling $887,000 as of January 29, 2005 and $805,000 as of January 31, 2004, consist of notes payable to JP Morgan Partners. These notes bear interest at 4.52% per annum with interest-only payments due at the end of each calendar quarter, with principal repayment subordinated to the Credit Agreement and the Term Loan. Interest payments are currently being deferred and are accruing. Total accrued and unpaid interest at January 29, 2005 and January 31, 2004 was $82,000 and $46,000, respectively.

     Aggregate maturities of the long-term debt, including other notes payable, are as follows (in thousands):

     Year Ending
     January 2006 ......   $  --
     January 2007 ......    57,852
     January 2008 ......    20,173
                           -------
                           $78,025
                           =======

     The Company is exposed to underlying risks relating to fluctuation of interest rates on the Credit Agreement. The Company has mitigated this risk by entering into two interest rate collar agreements. The interest rate collars are measured at fair value and recorded as assets or liabilities, with the change in fair value recorded in interest expense. These collar agreements became effective as of December 2, 2002. The first agreement had a notional amount of $20,000,000, terminated on December 2, 2004, had a floor rate of 2.20%, and a cap rate of 3.25%. The second agreement is also for a notional amount of $20,000,000, terminates on November 1, 2005, has a floor rate of 2.50%, and a cap rate of 3.90%. The fair value of the collar agreements was a liability of approximately $1,000 and $434,000 at January 29, 2005 and January 31, 2004, respectively.

9. RELATED PARTY TRANSACTIONS

     During the year ended January 29, 2005, Crosstown issued stock to certain directors of the Company for payment of their directors' fees. The Company recorded compensation expense totaling $235,000 relating to these stock issuances.

     In accordance with a management agreement, JP Morgan Partners is entitled to management fees of $1,000,000 per year; however, for the years ended January 29, 2005 and January 31, 2004, the management fee was waived. At January 29, 2005, the Company had notes payable to JP Morgan Partners totaling approximately $887,000 (see Note 8).

10.  TAXES

     Income tax expense is as follows for the years ended January 29, 2005 and January 31, 2004 (in thousands):

                                  2005                      2004
                       -------------------------   -------------------------
                       Current  Deferred   Total   Current  Deferred   Total
     Federal .......   $5,195    $2,002   $7,197   $3,848    $   72   $3,920
     State and local    1,125       427    1,552      830        15      845
                       ------    ------   ------   ------    ------   ------
     Total .........   $6,320    $2,429   $8,749   $4,678    $   87   $4,765
                       ======    ======   ======   ======    ======   ======

     During the years ended January 29, 2005 and January 31, 2004, cash paid for income taxes totaled approximately $3,929,000 and $3,645,000, respectively.

     A reconciliation of the effective tax rate with the Federal statutory income tax rate is as follows:

                                                             2005         2004
     Statutory Federal income tax rate ..................    35.0%        35.0%
     State and local income taxes, net of
        Federal income tax benefit ......................     5.0%         3.9%
     Other, net .........................................     3.2%        (3.0%)
                                                             ----         ----
     Effective tax rate .................................    43.2%        35.9%
                                                             ====         ====

     The Company's deferred tax assets and liabilities relate to the following at January 29, 2005 and January 31, 2004 (in thousands):

                                           2005       2004
     Deferred tax assets:
       Allowance for doubtful accounts   $ 2,143    $ 3,415
       Property and equipment ........     1,520      2,919
       Accrued liabilities ...........     1,097      1,926
       Inventory reserves ............     1,757      1,414
       Other .........................                  135
                                         -------    -------
     Total deferred tax assets .......     6,517      9,809
                                         -------    -------
     Deferred tax liabilities:
       Deferred advertising ..........    (5,155)    (5,932)
       Supplies and prepaid expenses .      (761)      (793)
       Other .........................       (13)       (67)
                                         -------    -------
     Total deferred tax liabilities ..    (5,929)    (6,792)
                                         -------    -------
     Deferred tax assets-net .........   $   588    $ 3,017
                                         =======    =======

     Management believes that realization of the deferred tax assets through future taxable earnings or alternative tax strategies is more likely than not, and therefore, no valuation allowance is necessary.

11. DEFINED CONTRIBUTION PLAN

     The Company has a defined contribution retirement plan (the "Plan"), which covers substantially all Crosstown, AMO, and Figi's employees who are 21 years of age and have at least one year of service. The Plan includes voluntary savings features for eligible employees. The Company's matching contributions are discretionary and are determined by the Company's board of directors. The Plan also provides for a supplemental contribution based on the participants' age and length of service. Expenses for all Company contributions to the Plan amounted to approximately $1,366,000 and $2,361,000 for the years ended January 29, 2005 and January 31, 2004, respectively.

12. MANAGEMENT INCENTIVE PLANS

     The Company offers incentives to management under several plans:

     Deferred Compensation Plan-Certain management employees may elect to defer current salary amounts through purchases of units in a deferred compensation plan, with underlying investments in mutual funds selected and directed by the employee. Changes in the value of the investments and corresponding liability are recognized through the consolidated statement of income as investment gains and losses and compensation expense, respectively. At January 29, 2005 and January 31, 2004, the Company held assets for the plan in the amount of approximately $2,151,000 and $1,830,000, respectively, included in other assets, with a related liability in the amount of $2,151,000 and $1,830,000, respectively, which is included in other liabilities.

     Bonus Plan-The Company offers certain incentive bonus amounts to management upon meeting financial and operational targets. During the years ended January 29, 2005 and January 31, 2004, no bonuses were earned or accrued. In addition, the Company offers profit sharing to certain employees based on Company performance. During the year ended January 29, 2005, $663,000 of discretionary profit sharing amounts were accrued for AMO and Figi's employees.

     Stock Option Plan-In 2002, the board of directors approved the Crosstown Traders, Inc. 2002 Stock Option Plan (the "2002 Plan") and reserved 117,500 shares of Class A common stock. The 2002 Plan provides for the granting of stock-based incentive awards to the Company's directors, officers, employees, and consultants. Options are granted under one of three vesting methods, either pro rata over four years, pro rata at the end of each of the four full fiscal years following date of grant and dependent upon reaching predefined earnings targets, or upon the sale of the Company dependent upon the defined cumulative rate of return that has been achieved by JP Morgan Partners at the time of such sale.

     Changes in options for the years ended January 29, 2005 and January 31, 2004 are as follows:

                                                              Weighted
                                                              Average
                                                              Exercise
                                                 Shares        Price
     Balance-February 2, 2003 ..............     42,500      $ 43.49

        Grants .............................     63,600        43.49
        Canceled ...........................    (14,500)       43.49
                                                -------
     Balance-January 31, 2004 ..............     91,600        43.49
                                                -------
        Grants .............................     34,300        43.49
        Canceled ...........................    (15,400)       43.49
                                                -------
     Balance-January 29, 2005 ..............    110,500      $ 43.49
                                                =======
     Vested and exercisable-January 29, 2005      3,438      $ 43.49
                                                =======
     Vested and exercisable-January 31, 2004      1,563      $ 43.49
                                                =======

     Weighted average remaining contractual lives for stock options with an exercise price of $43.49 were 8.27 and 8.97 years at January 29, 2005 and January 31, 2004, respectively.

     SFAS No. 123, Accounting for Stock-Based Compensation encourages, but does not require, companies to record compensation cost based on the fair value of employee stock option grants. The Company has chosen to continue to account for employee option grants using intrinsic value under Accounting Principles Board ("APB') Opinion No. 25. Accordingly, no compensation expense has been recognized for employee stock option grants. Entities electing to continue accounting for stock-based compensation under APB No. 25 make proforma disclosures of net income, as if the fair value based method of accounting defined in SFAS No. 123 had been applied. The Company has computed the value of shares granted under the plan for the purposes of disclosure using the Black-Scholes method and the following weighted average assumptions for the years ended January 29, 2005 and January 31, 2004, respectively: risk-free interest rates of 3.7% and 2.9%, an expected option term of five years and volatility rates of 35% and 50%. The weighted average per share fair value of option grants in the years ended January 29, 2005 and January 31, 2004 was $16.07 and $19.86 per share, respectively. For the years ended January 29, 2005 and January 31, 2004, there is no significant difference between net income as reported and pro forma net income.

13. COMMON STOCK

     Class A Common Stock-The Company has authorized 1,027,500 shares of $.001 par value Class A common stock ("Class A Stock"). Class A Stock is convertible into Class B common stock ("Class B Stock") at the option of the holder at any time, based upon the conversion ratio, as defined. At February 1, 2003, one share of Class A Stock would be convertible into
     1.013 shares of Class B Stock. Each share of Class A Stock has one vote for each share of Class B Stock into which it would be convertible. Class A Stock ranks senior to Class B Stock with regard to liquidation and dividend rights. Class A Stock accrues dividends at 5% per annum of the original issue price of $43.49 per share, which is payable when and if declared by the board of directors. Class A Stock has a liquidation preference equal to $43.49 per share plus an amount in cash equal to all accrued but unpaid dividends. The Class A Stock also has special consent rights to certain of the Company's activities, including, but not limited to, amendment of the Company's articles or bylaws and merger or consolidation of the Company.

     Class B Common Stock-The Company has authorized 1,050,000 shares of $.001 par value Class B Stock. Each share of Class B Stock has one vote. Class B Stock may be repurchased by the Company in the event the holders leave the Company.

14. COMMITMENTS AND CONTINGENCIES

     Executive Compensation-Certain executive officers of the Company have employment agreements that provide for compensation and severance benefits.

     Operating Leases-The Company leases office space and equipment under certain noncancelable operating leases. Minimum rental commitments under these leases were as follows at January 29, 2005 (in thousands):

     Year Ending
     January 2006 ...................   $ 4,920
     January 2007 ...................     4,664
     January 2008 ...................     3,766
     January 2009 ...................     3,194
     January 2010 ...................     3,154
     Thereafter .....................     9,316
                                        -------
     Total minimum rental commitments   $29,014
                                        =======

     Rental expense consisted of the following for the years ended January 29, 2005 and January 31, 2004 (in thousands):

                              2005     2004
     Real estate ........   $4,884   $4,099
     Personal property ..      547      690
                            ------   ------
     Total rental expense   $5,431   $4,789
                            ======   ======

     Litigation-The Company is involved in litigation incidental to its business. Management does not believe the ultimate disposition of this litigation will have a material adverse effect on the Company's consolidated financial statements.

15. SUBSEQUENT EVENT

     Subsequent to January 29, 2005, the Company and JP Morgan Partners have entered into negotiations to sell the outstanding stock of the Company to a third party in exchange for cash consideration and assumption of certain liabilities. The Company will continue to operate as a wholly owned subsidiary of the third party, and these consolidated financial statements do not include any effect for this potential transaction.

                                     ******